As filed with the Securities and Exchange Commission on July 12, 2002

Securities And Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   June 28, 2002

ENERGY EXPLORATION TECHNOLOGIES (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	0-24027 (Commission File Number)	61-1126904 (I.R.S. Employer Identification No.)
Suite 750 Phoenix Place, 840-7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2 (Address of principal executive offices) (Zip Code)
N/A (Former name or former address, if change since last report)

Item 1. Changes In Control Of Registrant

Not applicable

Item 2. Acquisition Or Disposition Of Assets

Not applicable

Item 3. Bankruptcy Or Receivership

Not applicable

Item 4. Changes In Registrant's Certifying Accountant

(a)(1) Resignation of Accountant

On July 9, 2002, the Board of Directors of Energy Exploration Technologies, referred to as NXT in this document, accepted the resignation of Arthur Andersen LLP Canada, otherwise referred to as Andersen, as our independent auditors. The resignation was tendered as Andersen was no longer able to fulfill its responsibilities to NXT due to the recently completed transaction between Andersen and Deloitte & Touche LLP, Canada, referred to herein as D & T, whereby the partners and staff of Andersen joined D & T. Andersen audited our consolidated financial statements for our two most recent fiscal years ended December 31, 2001.

The report of Andersen accompanying the audit for our two most recent fiscal years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two most recent fiscal years ended December 31, 2001, there were (1) no disagreements between NXT and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K"); and (3) no matters identified by Andersen involving our internal control structure or operations which was considered to be material weakness.

(a)(2) Engagement of New Accountant

On July 9, 2002, the Board of Directors of NXT appointed D & T as NXT's new independent accountants.

During our two most recent fiscal years ended December 31, 2001, NXT did not consult with D & T regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did we consult with D & T with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Prior to the appointment of Andersen as NXT's independent auditor, D & T acted as NXT's independent auditor for the two fiscal years ended December 31, 1999, and also during the subsequent interim period through the date of their resignation in June 2000. The resignation was tendered in anticipation of a conflict of interest that would arise under the rules of the Securities and Exchange Commission governing the independence of auditors as the consequence of a pending marriage between a sibling of NXT's controller and a partner in D & T's Calgary office. Prior to the transaction between Andersen and D & T, both auditing firms reviewed the potential conflict of interest outlined above and concluded that under the recently amended Securities and Exchange Commission's rules governing independence of independent auditors, a conflict of interest no longer exists.

The report of D & T accompanying the audit for our two fiscal years ended December 31, 1999 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two years ended December 31, 1999, and also during the subsequent interim period through the date of resignation, there were (1) no disagreements between NXT and D & T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K; and (3) no matters identified by D & T involving our internal control structure or operations which was considered to be material weakness.

D & T reviewed this form 8-K with respect to the aforesaid disclosure and was provided the opportunity to furnish a letter with respect thereto. We have included this letter as an exhibit to this form 8-K.

Item 5. Other Events and Regulation FD Disclosure

Not applicable

Item 6. Resignations Of Registrant's Directors

On May 9, 2002, Mr. Lorne Carson resigned from the board of directors to pursue new professional opportunities.

On May 31, 2002, Mr. Jerry Segal resigned from the board of directors due to health reasons.

Item 7. Financial Statements And Exhibits

    Letter from NXT to Deloitte & Touche LLP

    Letter from Deloitte & Touche LLP to NXT

    Letter from NXT to Arthur Andersen LLP

    Letter from Arthur Andersen LLP to NXT

Item 8. Change In Fiscal Year

Not applicable

Item 9. Regulation FD Disclosure

Not applicable

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 12th day of July, 2002.
Energy Exploration Technologies
By: /s/ George Liszicasz George Liszicasz Chief Executive Officer (principal executive officer)